UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Mack-Cali Realty Corporation

(Name of Registrant as Specified In Its Charter)

BOW STREET LLC

BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP

A. AKIVA KATZ

HOWARD SHAINKER

ALAN R. BATKIN

FREDERIC CUMENAL

MARYANNE GILMARTIN

NORI GERARDO LIETZ

TAMMY K. JONES

MAHBOD NIA

HOWARD S. STERN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bow Street LLC, together with its affiliates (collectively, “Bow Street”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2020 annual meeting of stockholders of Mack-Cali Realty Corporation, a Maryland corporation.

On June 8, 2020, Bow Street issued the following press release:

PROXY ADVISORY FIRM EGAN-JONES JOINS ISS AND GLASS LEWIS IN RECOMMENDING

MACK-CALI SHAREHOLDERS VOTE “GOLD” TO ELECT BOW STREET’S NOMINEES

Egan-Jones Advises Mack-Cali Shareholders Elect ALL EIGHT Bow Street Nominees

ISS Reaffirms Recommendation that Mack-Cali Shareholders Elect ALL EIGHT Bow Street Nominees

Bow Street Urges Mack-Cali Shareholders to Follow the ISS and Egan-Jones Recommendations by Voting the GOLD

Proxy Card TODAY “FOR ALL” of its Highly Qualified, Independent Nominees

NEW YORK – June 8, 2020 – Bow Street LLC (“Bow Street”) today announced that another independent proxy advisory firm, Egan-Jones Proxy Services (“Egan-Jones”), has recommended that Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI) shareholders elect ALL EIGHT of Bow Street’s highly qualified, independent director nominees by voting the GOLD proxy card in connection with the Company’s Annual Meeting on June 10, 2020. Two other leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), have also recommended that Mack-Cali shareholders vote Bow Street’s GOLD proxy card.

In addition, Bow Street announced that ISS today issued a proxy alert reaffirming its recommendation that Mack-Cali shareholders vote the GOLD proxy card to elect ALL EIGHT of Bow Street’s nominees. The proxy alert, issued in response to Mack-Cali’s modified slate, stated: “ISS’ analysis, and the recommendation to support all eight dissident nominees, including the four directors elected last year but not re-nominated by the board this year, remain unchanged.”

Akiva Katz and Howard Shainker, Managing Partners of Bow Street, said, “We are grateful that all three leading independent proxy advisory firms, ISS, Glass Lewis, and Egan-Jones, agree that the Mack-Cali Board must be reconstituted with truly independent directors in order to effectuate meaningful change in the best interests of all stakeholders. We are particularly pleased that the nation’s leading proxy advisory firm, ISS, today reaffirmed its support “FOR ALL” of Bow Street’s nominees. After decades of underperformance and bad governance, perpetuated by legacy directors focused on preserving the status quo, shareholders deserve directors who will prioritize best-in-class corporate governance practices, accountability and shareholder value.

“Bow Street’s nominees’ unique backgrounds, skillsets and experience will improve the diversity, credibility and expertise of the Mack-Cali Board. We strongly encourage all shareholders to protect their investment by voting the GOLD proxy card “FOR ALL” of Bow Street’s nominees, who, if elected, will establish a new culture of trust and integrity in the Mack-Cali Boardroom.”

In making its recommendation that Mack-Cali shareholders vote the GOLD proxy card FOR ALL EIGHT of Bow Street’s nominees, Egan-Jones noted:

•	“[W]e believe that voting FOR the dissident shareholder nominees is in the best interest of the Company and its shareholders.”

•

“We believe that Bow Street has presented a compelling case to elect its slate. In our view, Mack-Cali’s operational underperformance stems from the leadership, or lack thereof, of its CEO Michael DeMarco. In his five-year tenure as the CEO, Mack-Cali has suffered a significant increase in leverage, almost zero returns to shareholders and a wide discount to its NAV. We believe that these metrics and in our view, the mismanagement of its assets clearly indicate the lack of strategy and vision to maximize shareholder value.”

•

“We believe that the incumbent Legacy Board members have exercised a lack of transparency, accountability and poor oversight which has entrenched Mr. DeMarco. The Company’s poor corporate governance practices have resulted to its status quo of underperformance, which we believe will be rectified by Bow Street’s slate. We believe that the Board should be held accountable of Mr. DeMarco’s dismissal of the possible strategic alternatives for the Company.”

•

“We believe that the Board’s overhaul is warranted especially this challenging time. In our view, the Company needs new directors that will unlock potential shareholder value and protect their interests as well, especially that the REIT industry is one of the most highly affected by the pandemic. We believe that the implementation of Bow Street’s plan of action with a reconstituted Board that is highly qualified and experienced is in the best interests of the Company’s shareholders.”

•	“Given the slate of nominees, the nominees appear qualified, and we recommend a vote FOR this Proposal on the GOLD proxy card provided by the dissident shareholders.”

BOW STREET URGES MACK-CALI SHAREHOLDERS TO PROTECT THEIR INVESTMENT

BY VOTING THE GOLD PROXY CARD TODAY “FOR ALL” OF BOW STREET’S

HIGHLY QUALIFIED, INDEPENDENT NOMINEES

Additional information regarding Bow Street’s highly qualified, independent nominees and other materials related to its proxy campaign, may be found at http://www.bowstreetllc.com/mack-cali2020/.

Bow Street has neither sought nor obtained consent from ISS, Glass Lewis or Egan-Jones to use previously published information in this press release. Bolding added for emphasis.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN!

Please vote today by telephone or via the Internet

by following the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

Please simply discard any white proxy card that you may receive from Mack-Cali.

Returning a white proxy card – even if you “withhold” on the Company’s nominees –

will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

CLIshareholders@bowstreetllc.com